EXHIBIT A
                                                                       ---------



                                HUSKY ENERGY INC.

                                  FORM OF PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2003

         THE UNDERSIGNED, being the holder of common shares of HUSKY ENERGY INC. (the "Corporation") hereby nominates, constitutes and appoints Canning K.N. Fok of Hong Kong, a Co-Chairman and a director of the Corporation, or failing him, John C.S. Lau of Calgary, Alberta, President & Chief Executive Officer and a director of the Corporation, or, instead of either of the foregoing, ____________________________ of ___________________________, as the lawful attorney and proxy of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Annual Meeting of the shareholders of the Corporation to be held at 10:30 a.m. (Calgary time) on the 30th day of April, 2003 and at any adjournment(s) thereof, and without limiting the generality of the foregoing, to vote, by ballot or otherwise, the shares represented by this form of proxy in the following manner:

1. FOR _____ or WITHHOLD FROM VOTING FOR _____ the election of Directors as set forth in the Management Information Circular dated March 26, 2003 accompanying this form of proxy;

2. FOR _____ or WITHHOLD FROM VOTING FOR _____ the appointment of KPMG LLP as auditors of the Corporation; and

3. Upon any other business which may properly come before the meeting or any adjournment(s) thereof, in such manner as the said proxyholder sees fit.

         The undersigned hereby revokes any proxies previously given.

         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS DIRECTED IN THE SPACES PROVIDED ABOVE OR, IF NO DIRECTION IS GIVEN, SHALL BE VOTED IN FAVOUR OF EACH OF THE ABOVE MATTERS.

         The persons named in this Proxy are directors and/or officers of the Corporation. Each shareholder has the right to appoint a person, who need not be a shareholder, to attend and to act for him, her or it and on his, her or its behalf at the meeting, other than the persons designated above. To exercise such right, the names of the persons designated by management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.

                           DATED this _______ day of ____________________, 2003.



                                              __________________________________
                                              Signature of Shareholder

                                              __________________________________
                                              Name of Shareholder (please print)


                           NOTES:

                           1. This form of proxy must be dated and the signature of the proxy should be exactly the same as the name in which the shares are registered. If not dated, the form of proxy will be deemed to bear the date on which it was sent to the shareholder.

                           2. If the holder of shares is a corporation, the proxy must be executed under its corporate seal or by a duly authorized officer or attorney. Persons signing as executors, administrators, trustees, etc. should so indicate.

                           3. Forms of proxy must be deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, 9th Flr., 100 University Avenue, Toronto, Ontario M5J 2Y1 (Attention: Proxy Department) no later than 10:30 a.m. (Calgary time) on April 28, 2003.

                                HUSKY ENERGY INC.





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON

                                 APRIL 30, 2003



                         MANAGEMENT INFORMATION CIRCULAR

                                 MARCH 26, 2003

                                HUSKY ENERGY INC.
                              707 - 8TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 1H5


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN THAT the annual meeting (the "Meeting") of holders of common shares ("Common Shares") of Husky Energy Inc. (the "Corporation") will be held in the Crystal Ballroom at the Fairmont Palliser Hotel, 133 - 9th Avenue S.W. Calgary, Alberta on the 30th day of April, 2003 at 10:30 a.m. (Calgary time), for the following purposes:

1. To receive the annual report of the board of directors to the shareholders and the consolidated audited financial statements of the Corporation for the fiscal year ended December 31, 2002;

2.       To elect the board of directors for the ensuing year;

3. To appoint KPMG LLP, Chartered Accountants, of Calgary, Alberta, as auditors of the Corporation; and

4. To transact such other business as may be properly brought before the Meeting or any adjournment or adjournments thereof.

The details of all matters proposed to be put before shareholders at the Meeting are set forth in the Management Information Circular accompanying this Notice of Meeting. At the Meeting, shareholders will be asked to approve each of the foregoing items.

Only shareholders of record at the close of business on March 25, 2003 are entitled to notice of and to attend the annual meeting or any adjournment or adjournments thereof and to vote thereat.

DATED at the City of Calgary, in the Province of Alberta this 26th day of March, 2003.

                       BY ORDER OF THE BOARD OF DIRECTORS

                               "JAMES D. GIRGULIS"
                                James D. Girgulis
                   Vice President, Legal & Corporate Secretary

                                    IMPORTANT

It is desirable that as many Common Shares as possible be represented at the Meeting. If you do not expect to attend and would like your Common Shares represented, please complete the enclosed form of proxy and return it as soon as possible in the envelope provided for that purpose. In accordance with the by-laws of the Corporation, all proxies, to be valid, must be deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 (Attention: Proxy Department), no later than 10:30 a.m. (Calgary time) on April 28, 2003.

                                HUSKY ENERGY INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2003


                         MANAGEMENT INFORMATION CIRCULAR

         This Information Circular is furnished in connection with the solicitation of proxies by the management of Husky Energy Inc. ("Husky" or the "Corporation") for use at the annual meeting of the holders of common shares (the "Common Shares") of the Corporation to be held on the 30th day of April, 2003 at 10:30 a.m. (Calgary time), or at any adjournment thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. The information contained herein is given as of the 14th day of March, 2003, except where otherwise indicated. There is enclosed herewith a form of proxy for use at the Meeting, together with a copy of the Corporation's Annual Report containing the financial statements of the Corporation to be presented at the Meeting. Each shareholder who is entitled to attend at meetings of shareholders is encouraged to participate in the Meeting and shareholders are urged to vote in person or by proxy on matters to be considered.

                      APPOINTMENT AND REVOCATION OF PROXIES

         Those shareholders desiring to be represented by proxy must deposit their respective forms of proxy with Computershare Trust Company of Canada ("Computershare") at 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 (Attention: Proxy Department) by no later than 10:30 a.m. (Calgary time) on April 28, 2003 or on the second last business day preceding any adjournment of the Meeting. A proxy must be executed by the shareholder or by his or her attorney authorized in writing, or if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized. A proxy is valid only at the Meeting in respect of which it is given or any adjournment of the Meeting.

         EACH SHAREHOLDER SUBMITTING A PROXY HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM, HER OR IT AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY FURNISHED BY THE CORPORATION. The shareholder may exercise this right by striking out the names of the persons so designated and inserting the name of the desired representative in the blank space provided, or by completing another form of proxy and in either case depositing the proxy with Computershare at the place and within the time specified above for the deposit of proxies.

         A PROXY MAY BE REVOKED BY THE PERSON GIVING IT AT ANY TIME PRIOR TO THE EXERCISE THEREOF. IF A PERSON WHO HAS GIVEN A PROXY ATTENDS PERSONALLY AT THE MEETING AT WHICH SUCH PROXY IS TO BE VOTED, SUCH PERSON MAY REVOKE THE PROXY AND VOTE IN PERSON. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his or her attorney authorized in writing, or if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized, and deposited with Computershare at the place and within the time specified above for the deposit of proxies. The close of business on March 25, 2003 is the record date for the determination of shareholders who are entitled to notice of, and to attend and vote at, the Meeting (the "Record Date").

         Shareholders who do not hold their Common Shares in their own name (referred to herein as "beneficial shareholders") are advised that only proxies from shareholders of record can be recognized and voted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder's name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the beneficial shareholder. Without specific instructions, brokers/nominees are prohibited from voting Common Shares for their clients. The directors and officers of the Corporation do not know for whose benefit the Common Shares registered in the name of CDS & Co. are held, and directors and officers of the Corporation do not necessarily know for whose benefit the Common Shares registered in the name of any broker or agent are held. Beneficial shareholders who complete and return a form of proxy must indicate thereon the person (usually a brokerage house) who holds their Common Shares as a registered shareholder. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings. Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The form of proxy supplied to beneficial shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP typically applies a special sticker to the proxy forms, mails those forms to the beneficial shareholders and asks beneficial shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A BENEFICIAL SHAREHOLDER RECEIVING A PROXY WITH AN ADP STICKER ON IT CANNOT USE THAT PROXY TO VOTE COMMON SHARES DIRECTLY AT THE MEETING. THE PROXY MUST BE RETURNED TO ADP WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE COMMON SHARES VOTED.

         All references to shareholders in this Information Circular and the accompanying form of proxy and Notice of Meeting are to shareholders of record, unless specifically stated otherwise.

                             EXERCISE OF DISCRETION

         The Common Shares represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder where voting is by way of a show of hands or by ballot. THE PERSONS APPOINTED UNDER THE ENCLOSED FORM OF PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THE PROXY AND NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF ANY SUCH MATTERS SHOULD COME BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE SUCH PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT UNLESS THE SHAREHOLDER HAS SPECIFIED TO THE CONTRARY OR THAT COMMON SHARES ARE TO BE WITHHELD FROM VOTING. AT THE TIME OF PRINTING THIS INFORMATION CIRCULAR, THE MANAGEMENT OF THE CORPORATION IS NOT AWARE OF ANY SUCH AMENDMENT, VARIATION, OR OTHER MATTER.

         UNLESS OTHERWISE SPECIFIED, PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED IN FAVOUR OF THE ELECTION OF THE NOMINEES, HEREINAFTER SET FORTH, AS DIRECTORS OF THE CORPORATION (PROVIDED THAT IN THE EVENT THAT A VACANCY AMONG SUCH NOMINEES OCCURS BECAUSE OF DEATH OR FOR ANY OTHER REASON PRIOR TO THE MEETING, PROXIES SHALL NOT BE VOTED WITH RESPECT TO SUCH VACANCY) AND IN FAVOUR OF THE APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS AS AUDITORS OF THE CORPORATION.

                         PERSONS MAKING THE SOLICITATION

         This solicitation is made on behalf of the management of the Corporation. The cost incurred in the preparation and mailing of both the proxy and this Information Circular will be borne by the

Corporation. In addition to the use of mail, proxies may be solicited by personal interviews, personal delivery, telephone or any form of electronic communication or by directors, officers and employees of the Corporation who will not be directly compensated therefor.

         In accordance with National Instrument 54-101 COMMUNICATIONS WITH BENEFICIAL OWNERS OF SECURITIES OF A REPORTING ISSUER, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As at March 14, 2003, the Corporation had 418,399,344 Common Shares outstanding. Each Common Share confers upon the holder thereof the right to one vote. Only those shareholders of record on the Record Date are entitled to notice of, and to attend and vote at the Meeting. Any transferee or person acquiring Common Shares after the Record Date may, on proof of ownership of Common Shares, demand of Computershare not later than 10 days before the Meeting that his name be included in the list of persons entitled to attend and vote at the Meeting.

         To the knowledge of the directors and senior officers of the Corporation, as at March 14, 2003 no person or company beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to all of the outstanding Common Shares of the Corporation other than as set forth below:

                                                                      NO. OF COMMON        PERCENTAGE OF
         NAME                         TYPE OF OWNERSHIP                   SHARES           COMMON SHARES
         ----                         -----------------                   ------           -------------
U.F. Investments (Barbados) Ltd.      Beneficial and of Record        146,497,281(1)          35.0%

L.F. Investments (Barbados) Ltd.      Beneficial and of Record        137,528,060(2)          32.9%

H.F. Investments (Barbados) Ltd.      Beneficial and of Record        14,948,702(3)            3.6%

NOTES:
-----

(1) U.F. Investments (Barbados) Ltd. also owns 184,208 transferable common share purchase warrants of the Corporation. Each common share purchase warrant is exercisable at a price of $0.01 for 1.857 Common Shares in accordance with the terms of such warrants as summarized in note (4) below for an aggregate of up to 342,074 Common Shares. U.F. Investments (Barbados) Ltd. is 100% indirectly owned by Hutchison Whampoa Limited of which Mr. Li Ka-shing is the Chairman. Trusts of which Mr. Li and members of his family are discretionary beneficiaries hold an indirect 33.3% interest in Cheung Kong (Holdings) Limited, which holds an indirect 49.9% interest in Hutchison Whampoa Limited. Mr. Li holds an indirect 3.717% interest in Cheung Kong (Holdings) Limited.

(2) L.F. Investments (Barbados) Ltd. also owns 172,930 transferable common share purchase warrants of the Corporation. Each common share purchase warrant is exercisable at a price of $0.01 for 1.857 Common Shares in accordance with the terms of such warrants as summarized in note (4) below for an aggregate of up to 321,131 Common Shares. L.F. Investments (Barbados) Ltd. is 100% indirectly owned by Mr. Li Ka-shing and trusts of which Mr. Li and members of his family are discretionary beneficiaries, and is indirectly controlled by Mr. Li through the ownership of voting preferred shares.

(3) H.F. Investments (Barbados) Ltd. also owns 18,797 transferable common share purchase warrants of the Corporation. Each common share purchase warrant is exercisable at a price of $0.01 for 1.857 Common Shares in accordance with the terms of such warrants as summarized in note (4) below for an aggregate of up to 34,906 Common Shares. H.F. Investments (Barbados) Ltd. is indirectly owned by Mr. Li Ka-shing.

(4) The common share purchase warrants were issued pursuant to the Plan of Arrangement with Renaissance Energy Ltd. ("Renaissance") completed on August 25, 2000 and are only exercisable if and when the stock options of Renaissance, which were exchanged for stock options of the Corporation pursuant to the Plan of Arrangement (the "Exchanged Options"), are exercised. The common share purchase warrants expire on a pro rata basis as the Exchanged Options are cancelled or expire.

                             EXECUTIVE COMPENSATION

         The Corporation's executive compensation program (the "Compensation Program") is governed by the Compensation Committee of the board of directors of the Corporation. Among its responsibilities, the Compensation Committee will make recommendations to the board with respect to compensation of the executive officers of the Corporation and also review and monitor the design and competitiveness of major new compensation programs. During 2002, no new compensation programs were introduced.

         C.K.N. Fok, Co-Chairman of the Board, is also Chairman of the Compensation Committee. R.G. Greene, H. Kluge, E.L. Kwok and F.J. Sixt serve as committee members.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Program is designed to attract, motivate, reward and retain the management talent needed to achieve the Corporation's business objectives. It is intended to align the interests of the executive officers with those of the Corporation's shareholders. Based on a pay-for-performance philosophy, it rewards executive officers on the basis of individual performance and achievement of corporate objectives.

         The Corporation participates in an annual Towers Perrin compensation survey, conducted by independent consultants, of the salary, benefit and other incentive programs in effect with comparative oil and gas companies in Canada ("Survey"). The Survey is employed as a reference by the Compensation Committee in its deliberations. The executive compensation of the Corporation is comprised of four major components: base salaries, a short-term incentive program, a long-term incentive plan and benefit plans. With respect to the President & Chief Executive Officer, when compared to the 2002 Towers Perrin Survey, the total compensation of all of these components is currently close to the market median when compared to eight (8) similar sized Canadian oil and gas companies.

         In 2002 the Corporation continued to conduct surveys to stay abreast of current trends.

         BASE SALARY

         The base salary of the President & Chief Executive Officer, and of each of the other executive officers, is determined by the Compensation Committee based on the level of responsibility and the experience of the individual, the relative importance of the position to the Corporation and the performance of the individual over time. Base salary is targeted at the 50th percentile of remuneration paid by a comparative group of eight (8) similar sized Canadian oil and gas companies. Although greater emphasis is placed on incentive compensation, the Compensation Committee considers that a competitive base salary for all employees of the Corporation is a key factor in achieving and maintaining the Corporation's desired competitive positioning in the oil and gas industry. The Corporation uses a variety of salary surveys to establish a guideline for its salary ranges for employees at large, but uses Towers Perrin for the executive survey due to participating peer companies.

         SHORT-TERM INCENTIVE PROGRAM

         The purpose of the corporate bonus plan is to relate a component of compensation directly to a combination of annual corporate results, an assessment of the individual's performance, including the executive officers, and the particular business area in which the individual is employed. The intent is that each key employee at a certain level may earn a bonus equal in amount to a percentage of the key employee's annual base salary. The executives are assessed on the same consistent basis whereby bonuses are determined after the Corporation's financial results for the preceding financial year are known.

         LONG-TERM INCENTIVE COMPENSATION (INCENTIVE STOCK OPTION PLAN)

         The purpose of the Incentive Stock Option Plan (the "Plan") is to enable the Corporation in appropriate circumstances to offer ownership interests in the Corporation through stock options in order to assist the Corporation and its subsidiaries to attract and retain directors, officers and employees of outstanding ability, competence and potential. It is important that this compensation element be used to align the perspective of key employees to those of a shareholder and that this compensation element encourage a longer-term perspective beyond the one-year range of the short-term incentive.

         Pursuant to the Plan, the board of directors may, on the recommendation of the Compensation Committee, grant from time to time to officers and employees of the Corporation (each an "Eligible Person") options to purchase Common Shares of the Corporation. The exercise price at which Common Shares may be purchased pursuant to an option is established at the time such option is granted and will not be less than the weighted average trading price per Common Share on The Toronto Stock Exchange (the "TSE") for the five days preceding the grant date, or if the Common Shares are not listed on the TSE or any other stock exchange, at a price determined by the board of directors. The term of each option may be fixed by the board of directors when the option is granted to a maximum of 5 years. Options will vest as to one-third on each anniversary date of the date of grant of the options, subject to the right of the board of directors to determine at the time of grant that particular options will be exercisable in whole or in part on earlier dates. The maximum number of Common Shares that may be reserved for issuance pursuant to options granted under the Plan is presently fixed at 30,000,000 and the maximum number of Common Shares that may be optioned to any one Eligible Person under the Plan together with all other previously established or proposed options, shall not exceed 1% of the total number of Common Shares issued and outstanding on a non-diluted basis. The options are not assignable and terminate immediately upon the Eligible Person being dismissed from his or her office or employment for cause or resigning at the request of the Corporation, or terminate after 90 days upon the Eligible Person resigning his or her office or employment (other than at the request of the Corporation) or is dismissed without cause.

         BENEFIT PLANS

         The executives participate with all employees in the benefit plans provided by the Corporation. There are no special supplemental pension plans in place for the executives. The Corporation has a 5% Savings Plan for all employees and the executives receive either a vehicle or a vehicle allowance.

         Executive Employment Agreements are in place for all executives except for the President & Chief Executive Officer and the Vice President & Chief Financial Officer.

         The foregoing report is respectfully submitted to the shareholders of the Corporation by the Compensation Committee:

MEMBERS:

Canning K.N. Fok, Chairman
Ronald G. Greene
Holger Kluge
Eva L. Kwok
Frank J. Sixt

SENIOR EXECUTIVE COMPENSATION

         The following table details compensation information for the three financial years of the Corporation ended December 31, 2002 for the Corporation's President & Chief Executive Officer, John C.S. Lau, and the Corporation's four most highly compensated executive officers as at December 31, 2002, Neil D. McGee, Vice President & Chief Financial Officer, Donald R. Ingram, Senior Vice President, Midstream and Refined Products, Robert S. Coward, Vice President, Western Canada Production and David R. Taylor, Vice President, Exploration (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                          ----------------------------------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
                                                                                         AWARDS                PAYOUTS
-------------------------------------------------------------------------------------------------------------------------
                                                                                                 RESTRICTED
                                                                                SECURITIES       SHARES OR
                                                                              UNDER OPTIONS/     RESTRICTED                ALL OTHER
                                                              OTHER ANNUAL     STOCK OPTIONS       SHARE       LTIP         COMPEN-
   NAME AND POSITION       YEAR      SALARY     BONUS(1)    COMPENSATION (2)   OUTSTANDING         UNITS      PAYOUTS       SATION
                                       $            $               $                #               %            $            $
------------------------------------------------------------------------------------------------------------------------------------
John C.S. Lau             2002      835,000      518,400         134,767            --              --           --           --
President & Chief         2001      780,000      653,600         134,722            --              --           --           --
Executive Officer         2000(3)   692,500      200,000         102,668          420,000           --           --           --

------------------------------------------------------------------------------------------------------------------------------------
Neil D. McGee             2002      356,000      86,300           47,106            --              --           --           --
Vice President & Chief    2001      336,000      108,075          50,593            --              --           --           --
Financial Officer         2000(4)   312,375       30,000          35,898          100,000           --           --           --

------------------------------------------------------------------------------------------------------------------------------------
Donald R. Ingram          2002      313,750      138,200          30,877            --              --           --           --
Senior Vice President,    2001      285,000      191,800          51,833            --              --           --           --
Midstream & Refined       2000(5)   203,499       70,000          36,550          100,000           --           --           --
Products
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Coward          2002      253,750      75,600           48,066            --              --           --           --
Vice President, Western   2001      226,250      102,067          47,875            --              --           --           --
Canada Production         2000(6)   195,000       40,000          40,936          90,000            --           --           --

------------------------------------------------------------------------------------------------------------------------------------
David R. Taylor           2002      242,500      75,600           43,853            --              --           --           --
Vice President,           2001      233,750      88,567           35,692            --              --           --           --
Exploration               2000(7)    80,995        --             16,515          92,500            --           --           --

------------------------------------------------------------------------------------------------------------------------------------

NOTES:
-----

(1) Bonuses paid in 2001 are based on 2000 performance and bonuses paid in 2002 are based on 2001 performance.

(2) Includes savings plan, parking, vehicle perk and defined contribution pension contributions.

(3) Prior to August 25, 2000 John C.S. Lau was Chief Executive Officer of Husky Oil Limited, a predecessor company of the Corporation. The compensation disclosed for 2000 is the aggregate received as Chief Executive Officer of Husky Oil Limited and then as President & Chief Executive Officer of the Corporation.

(4) Prior to August 25, 2000 Neil D. McGee was Vice President & Chief Financial Officer of Husky Oil Limited, a predecessor company of the Corporation. The compensation disclosed for 2000 is the aggregate received as Vice President & Chief Financial Officer of Husky Oil Limited and then as Vice President & Chief Financial Officer of the Corporation.

(5) Prior to August 25, 2000 Donald R. Ingram was Vice President, Midstream Operations of Husky Oil Limited, a predecessor company of the Corporation. The compensation disclosed for 2000 is the aggregate received as Vice President, Midstream Operations of Husky Oil Limited and then as Senior Vice President, Midstream and Refined Products of the Corporation.

(6) Prior to August 25, 2000 Robert S. Coward was Vice President, Western Canadian Operations and Exploration of Husky Oil Limited, a predecessor company of the Corporation. The compensation disclosed for 2000 is the aggregate received as Vice President, Western Canadian Operations and Exploration of Husky Oil Limited and then as Vice President, Western Canada Production.

(7) Prior to August 25, 2000 David R. Taylor was Vice President, Exploration of Renaissance Energy Ltd. The compensation disclosed for 2000 is the aggregate received as Vice President, Exploration of the Corporation from August 25, 2000 to December 31, 2000.

(8) James S. Blair resigned as Senior Vice President & Chief Operating Officer of the Corporation effective January 1, 2002. He received a retirement allowance of $800,000, plus a taxable benefit of $107,899 from the exercise of vested stock options.

(9) Terence L. Sharkey resigned as Vice President, Drilling & Completions of the Corporation effective September 13, 2002. His salary for 2002 and bonus paid was $280,390. He also received a retirement allowance of $545,744 plus a taxable benefit of $173,562 from the exercise of vested stock options.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

         No options of the Corporation were granted to the Named Executive Officers during the financial year ended December 31, 2002.

AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION VALUES

         The following table sets forth information in respect of aggregated option exercises by the Named Executive Officers during the year ended December 31, 2002 together with the number and value of unexercised options held as at December 31, 2002.

------------------------------------------------------------------------------------------------------------
                       AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                          FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION VALUES
------------------------------------------------------------------------------------------------------------
                                                                UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT             IN-THE-MONEY
                      SECURITIES                               FINANCIAL YEAR       OPTIONS AT FINANCIAL
                      ACQUIRED ON        AGGREGATE VALUE       END EXERCISABLE/      YEAR END EXERCISABLE/
     NAME              EXERCISE              REALIZED           UNEXERCISABLE          UNEXERCISABLE(1)
                          (#)                  ($)                   (#)                     ($)
------------------------------------------------------------------------------------------------------------
John C.S. Lau             --                   --              280,000/140,000         800,800/400,400
------------------------------------------------------------------------------------------------------------
Neil D. McGee             --                   --               66,667/33,333           190,667/95,332
------------------------------------------------------------------------------------------------------------
Donald R. Ingram          --                   --               66,667/33,333           190,667/95,332
------------------------------------------------------------------------------------------------------------
Robert S. Coward          --                   --               60,000/30,000           171,600/85,800
------------------------------------------------------------------------------------------------------------
David R. Taylor           --                   --               72,500/20,000           190,450/57,200
------------------------------------------------------------------------------------------------------------


NOTE:
----
(1) Based on the closing price of the Common Shares on December 31, 2002 of $16.47.

COMPENSATION OF DIRECTORS

         Directors of the Corporation are paid a fee of $1,200 per meeting of the board or of a committee of the board attended paid quarterly and an annual retainer of $20,000. The directors of the Corporation are also entitled to reimbursement for out-of-pocket expenses for attendance at meetings of the board of directors and any committees of the board of directors, and are entitled to participate in the Corporation's Incentive Stock Option Plan. To date non-executive directors have not been granted options.

PERFORMANCE GRAPH

         The following performance graph compares the Corporation's cumulative total shareholder return on Common Shares over the period August 28, 2000 (the first day of trading of the Corporation's Common Shares on The Toronto Stock Exchange following the completion of the Plan of Arrangement with Renaissance on August 25, 2000) to December 31, 2002, assuming a $100 initial investment with the cumulative total shareholder return on the S&P/TSX Composite Index, the TSE Integrated Oils Sub-Index and the S&P/TSX Canadian Energy Index.

                      CUMULATIVE VALUE OF A $100 INVESTMENT


                                [GRAPHIC OMITTED]
                           [STOCK PERFORMANCE GRAPH]


-------------------------------------------------------------------------------------------------
                                    AUG. 28, 2000   DEC. 31, 2000  DEC. 31, 2001   DEC. 31, 2002
-------------------------------------------------------------------------------------------------
Husky                               100             106            117             117
-------------------------------------------------------------------------------------------------
S&P/TSX Composite Index (1)         100             79             68              58
-------------------------------------------------------------------------------------------------
TSE Integrated Oils                 100             113            130             --
-------------------------------------------------------------------------------------------------
S&P/TSX Canadian Energy Index (2)   --              --             99              110
-------------------------------------------------------------------------------------------------

NOTES:
-----

(1)      Formerly the TSE 300 Index.

(2) The S&P/TSX Canadian Energy Index replaced the TSE Integrated Oils Index in May 2001. As a result, the return on a $100 initial investment relative to the S&P/TSX Energy Index has been calculated separately commencing December 1, 2001 on the basis the S&P/TSX Energy Index was in existence at that time.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

         The Corporation's governance practices are the responsibility of the Board of Directors. The Board of Directors of the Corporation has delegated some of its responsibilities to monitor and enhance the Corporation's governance practices to the Corporate Governance Committee. The Board believes that good corporate governance is of fundamental importance to the success of the Corporation. In 2002, with the encouragement of the board, the Corporation made substantial progress in strengthening its governance practices and has responded effectively to changes in the market place. The Corporate Governance Committee also makes recommendations to the board concerning any proposed changes in the specific duties and responsibilities of the board and its committees. The terms of reference of all committees are reviewed at least annually. The board last reviewed its corporate governance practices, board trends and best practices at a meeting on November 16, 2002. The Corporation's governance practices are consistent with the guidelines for effective corporate governance published by the Toronto Stock Exchange (the "Guidelines").

         As a foreign registrant with the U.S. Securities and Exchange Commission, the Corporation is also required to comply with certain of the provisions of the U.S. Sarbanes-Oxley Act of 2002 as they come into effect. As a result, the Corporation's Corporate Governance Committee will continue to review its corporate governance practices with the intent of ensuring the Corporation's standards are in compliance.

         The following statement of Husky's corporate governance practices has been approved by the board of directors. The Corporation's board of directors has taken account of the revised Guidelines and where a divergence exists between the Corporation's practices and the Guidelines, the rationale is explained.

MANDATE OF THE BOARD OF DIRECTORS

         The board of directors' specific duties and responsibilities include:

         1. approve, supervise and provide guidance on the strategic planning process. The President & Chief Executive Officer and senior management team have direct responsibility for the ongoing strategic planning process and the establishment of long term goals for the Corporation, which are reviewed and approved not less than annually by the board of directors;

         2. identify the principal risks of the Corporation's business and use reasonable steps to ensure the implementation of appropriate systems to manage and monitor these risks;

         3.       approve the Corporation's annual corporate budget; and

         4. oversee the integrity of the Corporation's internal control and management information systems.

         The principal responsibilities of the Co-Chairmen of the Board are to manage the affairs of the board including communicating regularly with all members of the board, providing feedback to the President & Chief Executive Officer on behalf of the board and/or individual directors, working with the President & Chief Executive Officer and the Corporate Secretary in setting Board meeting schedules, board agendas and ensuring the Board receives all relevant information in a timely manner and such duties and responsibilities as the board of directors may establish from time to time. The Co-Chairmen of the Board are independent of management.

         The board of directors appoint the President & Chief Executive Officer of the Corporation who shall be a member of the board of directors, and establish the duties and responsibilities of the President & Chief Executive Officer. On the recommendation of the President & Chief Executive Officer, the board of directors appoint the senior officers of the Corporation.

         New directors are provided with substantial reference material pertaining to the Corporation, its strategic focus, financial and operating history, corporate governance practices and corporate vision.

         The board is supportive of a Committee Chair engaging an independent advisor at the expense of the Corporation in appropriate circumstances. The engagement of an independent advisor is subject to the approval of one of the Co-Chairmen of the Board.

         The Co-Chairmen of the Board assess the effectiveness of the board as a whole, the committees of the board and the contributions of individual directors.

         Directors receive the annual retainer and attendance fees as set forth under "Compensation of Directors" as compensation for their activities as directors of the Corporation and are entitled to reimbursement for out-of-pocket expenses for attendance at meetings of the board of directors and any committees of the board of directors. The board of directors feels that this compensation adequately reflects the responsibilities and risks involved in being a director of a senior integrated energy and energy related company.

COMPOSITION OF THE BOARD OF DIRECTORS

         Of the members of the board of directors of the Corporation, eight are "unrelated" directors (being M.J.G. Glynn, R.G. Greene, T.C.Y. Hui, B.D. Kinney,
H. Kluge, E.L. Kwok, W.L. Matthews and W.E. Shaw). An "unrelated" director is one who is independent of management and is free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. A "related" director is one who is not an "unrelated director".

         The related directors are considered to be so because of the offices they hold with the Corporation or their business relationship with the Corporation or its significant shareholders. The Corporation's significant beneficial shareholders, U.F. Investments (Barbados) Ltd., L.F. Investments (Barbados) Ltd. and H.F. Investments (Barbados) Ltd., together own approximately 72% of the Common Shares. See "Voting Securities and Principal Holders Thereof". The eight directors who are "unrelated" are so, because among other things, none of them has ever been employed by the Corporation, has any material contract with the Corporation, receives any remuneration from the Corporation (other than pursuant to their activities as directors of the Corporation) or has a relationship with the significant shareholders that, in the board of directors' opinion could reasonably be perceived to materially interfere with their ability to act in the best interests of the Corporation.

         The board of directors is of the opinion that its size and composition is effective for a senior integrated energy and energy related company with two major shareholders. The board has no current intention to reduce, enlarge or otherwise alter the composition of the board of directors other than additional individuals may be sought to replace Messrs. Greene and Matthews who are not standing for re-election as directors at the Meeting. The board of directors is of the view that the number of its members that are unrelated directors adequately reflects the perspectives and interests of the minority shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors has established an Audit Committee, a Compensation Committee, a Health, Safety and Environment Committee and a Corporate Governance Committee. The board of directors has established the mandate, duties and responsibilities of each committee, which it reviews from time to time. All of the members of each committee are non-management directors.

         The Audit Committee is comprised of a minimum of three directors, all of whom are unrelated. The Audit Committee's duties and responsibilities include, assisting the board of directors in fulfilling its fiduciary responsibilities relating to the Corporation's accounting and reporting practices and the integrity of the Corporation's internal accounting controls and information systems; recommending to the board of directors the appointment and remuneration of the external auditors, and the scope and extent of both internal and external audit work; reviewing with the auditors of the Corporation the annual and interim financial statements; reviewing the annual report and any interim or other reports of the auditors; and, through periodic meetings with the auditors, reviewing the adequacy of internal accounting and audit procedures that management has established.

         The Compensation Committee is comprised of two related directors and three unrelated directors. The duties and responsibilities of the Compensation Committee include determining the total compensation and benefits of the President & Chief Executive Officer. On the recommendation of the President & Chief Executive Officer, the Compensation Committee determines the general compensation structure and policies and programs for the Corporation and the compensation and benefit levels for the senior officers. The Committee's mandate is to ensure the overall compensation programs are designed to maintain the Corporation's desired competitive positioning in the oil and gas industry.

         The Health, Safety and Environment Committee is comprised of three directors, one related and two unrelated. The duties and responsibilities of the Health, Safety and Environment Committee include the review and recommendation for approval by the board of directors of updates to the health, safety and environmental policy prepared by management, the development with management of specific environmental objectives and targets and to monitor compliance with the Corporation's environmental policies and achievement of environmental objectives and targets.

         The Corporate Governance Committee is comprised of three unrelated directors. The duties and responsibilities of the Corporate Governance Committee include, but are not limited to, reviewing the effectiveness of the corporate governance practices of the Corporation; periodically reviewing the composition and the criteria regarding the composition of the board of directors and committees of the board of directors and the respective terms of reference; periodically assessing and providing recommendations to the Co-Chairmen of the Board on the effectiveness of the board of directors as a whole, the committees of the board of directors and the contribution of individual directors; and developing in conjunction with the Co-Chairmen of the Board the annual performance objectives for the Chief Executive Officer and to assist the Co-Chairman of the Board in assessing and evaluating the performance of the Chief Executive Officer. The Committee is also responsible for ensuring appropriate structures and procedures are in place so that the Board can function independently of management.

         Nominations for the board of directors are proposed by the Co-Chairmen for consideration by the board.

RELATIONSHIP BETWEEN THE BOARD OF DIRECTORS AND MANAGEMENT

         The board of directors has structures and procedures in place to ensure that the board functions independently of management at such times as is desirable or necessary. Directors who are independent of management may discuss issues in the absence of management.

         The board of directors' expectations of management are established through the annual planning process at which time approvals are authorized for measurable goals which are consistent with the Corporation's overall strategic plans. Financial plans are prepared by senior management on at least an annual basis and are submitted to the board of directors. The board measures the performance of senior management in part by the degree to which it is successful in achieving the objectives set out in the financial plans. Arrangements have been made for the board to receive and review operational and financial status reports.

         The Co-Chairmen of the board of directors are not members of management.

COMMUNICATIONS WITH SHAREHOLDERS

         The board of directors oversees the Corporation's communications policy. The board of directors monitors the policies and procedures that are in place to provide for effective communication by the Corporation with its shareholders and with the public generally, including effective means to enable shareholders to communicate with senior management and the board of directors.

                              ELECTION OF DIRECTORS

         At the Meeting, it is proposed that 13 directors be elected until the next annual meeting of shareholders or until their successors are elected or appointed. There are currently 15 directors of the Corporation. Pursuant to the BUSINESS CORPORATIONS ACT (Alberta), the current directors of the Corporation cease to hold office at the close of the Meeting.

         The following table sets forth, in respect of each nominee, all positions currently held with the Corporation, principal occupation and the approximate number of Common Shares of the Corporation beneficially owned, directly or indirectly, or over which voting control is exercised as of March 1, 2003. The information contained herein is based upon information furnished by the respective nominee.

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
       NAME AND                DATE SINCE                                                                        SUBJECT TO
    MUNICIPALITY OF            SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR            POSITION                 PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
Li, Victor T. K.              August 25,         Co-Chairman        Managing Director and Deputy                        --
Hong Kong                     2000               and Director       Chairman of Cheung Kong
                                                                    (Holdings) Limited (an investment
                                                                    holding company). Mr. Li is also
                                                                    Deputy Chairman and Executive
                                                                    Director of Hutchison Whampoa
                                                                    Limited (an investment holding
                                                                    company), Chairman of Cheung
                                                                    Kong Infrastructure Holdings
                                                                    Limited (an infrastructure
                                                                    development company), and of CK
                                                                    Life Sciences Int'l., (Holdings) Inc.
                                                                    (a biotechnology company), an
                                                                    Executive Director of Hongkong
                                                                    Electric Holdings Limited (a holding
                                                                    company) and a director of The
                                                                    Hongkong and Shanghai Banking
                                                                    Corporation Limited.

Fok, Canning K.N.             August 25,         Co-Chairman        Group Managing Director and                    300,000
Hong Kong                     2000               and Director       Executive Director of Hutchison
                                                                    Whampoa Limited. Mr. Fok is also
                                                                    the Chairman of Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited (a telecommunications
                                                                    company), Hutchison Harbour Ring

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
       NAME AND                DATE SINCE                                                                        SUBJECT TO
    MUNICIPALITY OF            SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR            POSITION                 PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
                                                                    Limited (an investment holding
                                                                    company) and Partner
                                                                    Communications Company Ltd. (a
                                                                    telecommunications company). Mr.
                                                                    Fok is also the Deputy Chairman of
                                                                    Cheung Kong Infrastructure
                                                                    Holdings Limited and Hongkong
                                                                    Electric Holdings Limited and a
                                                                    director of Cheung Kong (Holdings)
                                                                    Limited and Hutchison Whampoa
                                                                    Finance (CI) Limited (a finance
                                                                    company).

Glynn, Martin J.G.            August 25,         Director           President, Chief Executive Officer                  --
Vancouver, British            2000                                  and a director of HSBC Bank
Columbia                                                            Canada.  Mr. Glynn is also a
                                                                    Director and Chief Operating Officer
                                                                    of HSBC North America Inc. and a
                                                                    Director of HSBC Bank USA,
                                                                    Chairman and a director of HSBC
                                                                    Canadian Direct Insurance
                                                                    Incorporated. Mr. Glynn is also a
                                                                    director of Wells Fargo HSBC Trade
                                                                    Bank N.A. in the United States.

Hui, Terence C.Y.             August 25,         Director           President & Chief Executive Officer,                --
Vancouver, British            2000                                  Concord Pacific Group Inc. (a real
Columbia                                                            estate development company),
                                                                    President of Adex Securities Inc. (a
                                                                    financial services company) and
                                                                    Chairman of Maximizer Software
                                                                    Inc. (formerly Multiactive Software
                                                                    Inc.) (a computer software
                                                                    company).

Kinney, Brent D.              August 25,         Director           Independent businessman and a                    7,369
Dubai, United Arab            2000                                  director of Dragon Oil plc in the
Emirates                                                            United Arab Emirates.

Kluge, Holger                 August 25,         Director           Corporate Director.  Mr. Kluge is a             10,000
Toronto, Ontario              2000                                  director of Hongkong Electric
                                                                    Holdings Limited, Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited, TOM.COM LIMITED and
                                                                    Assante Corp. (a financial planning
                                                                    company).

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
       NAME AND                DATE SINCE                                                                        SUBJECT TO
    MUNICIPALITY OF            SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR            POSITION                 PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
Koh, Poh Chan                 August 25,         Director           Finance Director, Harbour Plaza                     --
Hong Kong                     2000                                  Hotel Management (International)
                                                                    Ltd.

Kwok, Eva L.                  August 25,         Director           Chairman, director and Chief                     5,000
Vancouver,                    2000                                  Executive Officer, Amara
British Columbia                                                    International Investment Corp. (an
                                                                    investment holding company).  Mrs.
                                                                    Kwok is also a director of Air
                                                                    Canada, Bank of Montreal Group of
                                                                    Companies, Telesystem International
                                                                    Wireless Inc. and CK Life Sciences
                                                                    Int'l., (Holdings) Inc. (a
                                                                    biotechnology company).

Kwok, Stanley T.L.            August 25,         Director           President, Stanley Kwok Consultants             10,000
Vancouver,                    2000                                  (an architecture and development
British Columbia                                                    company). Mr. Kwok is a director of
                                                                    Amara International Investment
                                                                    Corp., Cheung Kong (Holdings)
                                                                    Limited and CTC Bank of Canada.

Lau, John C.S.                August 25,         President &        President & Chief Executive Officer             21,356
Calgary, Alberta              2000               Chief              of Husky Energy Inc.
                                                 Executive
                                                 Officer and
                                                 Director

Shaw, Wayne E.                August 25,         Director           Barrister and Solicitor, Stikeman                6,600
Toronto, Ontario              2000                                  Elliott LLP.

Shurniak, William             August 25,         Deputy             Director and Chairman of ETSA                       --
Australia                     2000               Chairman and       Utilities (a utility company),
                                                 Director           Powercor Australia Limited (a utility
                                                                    company) and CitiPower Pty Ltd. (a
                                                                    utility company). Mr. Shurniak is
                                                                    also a director of Envestra Limited (a
                                                                    natural gas distribution company)
                                                                    and Downer Edi Ltd. (an engineering
                                                                    services company). Mr. Shurniak is
                                                                    also a director of Hutchison Whampoa
                                                                    Limited.

Sixt, Frank J.                August 25,         Director           Group Finance Director and                          --
Hong Kong                     2000                                  Executive Director of Hutchison
                                                                    Whampoa Limited. Mr. Sixt is also
                                                                    the Chairman of TOM.COM
                                                                    LIMITED, an Executive Director of

                                                                                                                  NUMBER OF
                                                                                                                   COMMON
                                                                                                                   SHARES
                                                                                                                  OWNED OR
       NAME AND                DATE SINCE                                                                        SUBJECT TO
    MUNICIPALITY OF            SERVED AS A         OFFICE OR                                                     CONTROL OR
        RESIDENCE               DIRECTOR            POSITION                 PRINCIPAL OCCUPATION                 DIRECTION
--------------------------    --------------     ---------------    ---------------------------------------    ----------------
                                                                    Cheung Kong Infrastructure
                                                                    Holdings Limited and Hongkong
                                                                    Electric Holdings Limited and a
                                                                    director of Cheung Kong (Holdings)
                                                                    Limited, Hutchison Whampoa
                                                                    Finance (CI) Limited, Hutchison
                                                                    Telecommunications (Australia)
                                                                    Limited and Partner
                                                                    Communications Company Ltd.


         The board of directors has an Audit Committee (as required by the BUSINESS CORPORATIONS ACT (Alberta)) consisting of M.J.G. Glynn, T.C.Y. Hui, W.L. Matthews and W.E. Shaw, a Compensation Committee consisting of C.K.N. Fok, R.G. Greene, H. Kluge, E.L. Kwok and F.J. Sixt, a Health, Safety and Environment Committee consisting of B.D. Kinney, H. Kluge and S.T.L. Kwok, and a Corporate Governance Committee consisting of H. Kluge, E.L. Kwok and W.L. Matthews. Husky does not have an Executive Committee. As Messrs. Greene and Matthews are not standing for re-election as directors at the Meeting, their term on the committees of which they are currently members will end on the date of the Meeting.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         No directors, executive officers or senior officers have loans, other than routine indebtedness, outstanding with the Corporation.

                             APPOINTMENT OF AUDITORS

         The persons named in the enclosed form of proxy intend to have nominated and to vote for the appointment of KPMG LLP, Chartered Accountants, of Calgary, Alberta (the "Auditors"), as auditors of the Corporation, to hold such office until the next annual meeting of the Corporation. The Auditors were first appointed as auditors of Husky Oil Limited, a predecessor company of the Corporation, in 1953 and became the auditors of the Corporation after completion of the Plan of Arrangement with Renaissance on August 25, 2000.

                         OTHER MATTERS TO BE ACTED UPON

         Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters properly come before the Meeting, the accompanying proxy will be voted on such matters in the best judgment of the person or persons voting the proxy.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

         None of the Corporation's insiders, proposed nominees for election as directors of the Corporation or their associates and affiliates, has any material interest in any transaction with the Corporation since the commencement of the Corporation's last financial year or in any proposed transaction which has materially affected or would materially affect the Corporation which has not been previously disclosed.

         INTEREST OF DIRECTORS AND OFFICERS IN MATTERS TO BE ACTED UPON

         No director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of any one of them, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

                             ADDITIONAL INFORMATION

         The Corporation will provide to any person upon request a copy of the Corporation's current Annual Information Form, the Corporation's audited financial statements contained in the Annual Report for the year ended December 31, 2002, together with the report of the auditors thereon, and one copy of any of the Corporation's interim financial statements subsequent to such audited financial statements and a copy of this Information Circular.

         Any request for any of these documents should be made to the Corporate Secretary, Husky Energy Inc., 707 - 8th Avenue S.W., Calgary, Alberta, T2P 1H5 and/or fax (403) 298-7323 and in certain cases, the Corporation may require the payment of a reasonable charge for these documents. Information can also be obtained through the Corporation's website at www.huskyenergy.ca.

                                 BOARD APPROVAL

         The contents and the sending of this Information Circular have been approved by the board of directors of the Corporation.

                                   CERTIFICATE

         The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.


"JOHN C.S. LAU"                         "NEIL D. MCGEE"
John C.S. Lau                           Neil D. McGee
President & Chief Executive Officer     Vice President & Chief Financial Officer

Calgary, Alberta
March 26, 2003